UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 9, 2019

BioVie Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55292	46-2510769
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2120 Colorado Avenue, #230 Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

(310) 444-4300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2019, BioVie Inc., a Nevada corporation (the “Company”), entered into an amendment (the “Amendment”) to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of September 24, 2019 with Acuitas Group Holdings, LLC (“Acuitas”) pursuant to which (i) Acuitas purchased a 10% OID Convertible Delayed Draw Debenture (the “Debenture”) due September 24, 2020 in aggregate commitment amount of up to $2.0 million, and (ii) the Company issued 140,625,000 shares of the Company’s Class A Common Stock (the “Common Stock”) and warrants (the “Commitment Warrants”) to purchase an equal number of shares, each subject to the terms and conditions set forth in the Purchase Agreement. Pursuant to the Amendment:

•	The Commitment Warrants (and related warrants issued upon the first draw under the Debenture) were replaced with warrants having similar terms, but which are automatically exercised upon the closing of the Company’s planned public offering of shares of Common Stock (the “Public Offering”) as described in its Registration Statement on Form S-1 (File No. 333-231136) at an exercise price equal to the par value of the Common Stock;

•	Acuitas has agreed to further modify its existing rights under the Securities Purchase Agreement dated July 3, 2018 with the Company (the “2018 Purchase Agreement”) so that the number of Transaction Shares (as defined in the 2018 Purchase Agreement) issuable to Acuitas pursuant to the 2018 Purchase Agreement would be multiplied by four (in lieu of the changes to the 2018 Purchase Agreement originally provided for in the Purchase Agreement); and

•	The provisions of the Purchase Agreement providing that, should the underwriters in the Public Offering exercise their option to purchase additional securities during the 45 days following closing and the issuance of such securities would result in Acuitas’ beneficial ownership (on a fully diluted basis) of shares of Common Stock being below 60%, Acuitas will be issued a number of additional shares of Common Stock and warrants having the same terms as the Commitment Warrants to result in its beneficial ownership (on a fully diluted basis) of shares of Common Stock equaling 60% have been modified such that, upon the exercise of such option by the underwriters, the Company will issue to Acuitas a number of securities that will result in Acuitas’ fully diluted beneficial ownership after the exercise of such option being the same as prior thereto.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.03.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Amendment to Securities Purchase Agreement, dated as of October 9, 2019, by and between BioVie Inc. and Acuitas Group Holdings, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2019

BIOVIE INC.

By: /s/ Joanne Wendy Kim Name: Joanne Wendy Kim Title: Chief Financial Officer